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                                                                 EXHIBIT 10.32

August 26, 1999


                               PROMISSORY NOTE
                               ---------------

     For value received, Aaron D. Spencer promises to pay the principal sum of Three Hundred Eighty-Five Thousand and Fifty ($385,050.00) Dollars to the order of Uno Restaurants, Inc., which is hereinafter referred to as "Payee."

                          ARTICLE 1. MAKER AND PAYEE
                          --------------------------

     SECTION 1.1.  MAKER.
     ------------  ------

     Aaron D. Spencer's present residence is 69 Farlow Road, Newton, Massachusetts 02159. Mr. Spencer is hereinafter referred to as "Maker."

     SECTION 1.2.  PAYEE.
     ------------  ------

     Uno Restaurants, Inc. is a Massachusetts corporation. It has an office at 100 Charles Park Road in West Roxbury, MA 02132. Uno Restaurants, Inc. or any party to whom it negotiates this Note is hereinafter referred to as the "Holder."

                          ARTICLE 2. THE INDEBTEDNESS
                          ---------------------------

     SECTION 2.1.  PAYMENT OF THE INDEBTEDNESS.
     ------------  ----------------------------

     (a) Maker promises to pay the "Debt," as defined in this Section, to the order of Payee. The Debt is the sum of the principal indebtedness outstanding under this Note and the applicable interest and other charges to be paid by Maker pursuant to this instrument. Maker shall pay all expenses incurred by the Holder in connection with enforcement of this Note, including all costs of collection, attorney's fees and expenses in addition to the Debt.

     (b) The principal indebtedness is (in U.S. currency) Three Hundred Eighty Five Thousand and Fifty ($385,050.00) Dollars.

     (b) Prior to any default hereunder, this Note shall bear interest on the unpaid balance of the principal indebtedness at an annual rate equal to 6.68% per year (the "Loan Rate").

     SECTION 2.2.  MATURITY DATE.
     ------------  --------------

     Maker shall repay the principal indebtedness and all accrued and unpaid interest on the "Maturity Date." The "Maturity Date" shall be the earlier to occur of (a) February 16, 2000, or (b) the date on which Maker's employment with Payee or its affiliates shall terminate, or (c) at such time as the current equity offering is completed.


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     SECTION 2.3.  DEFAULT INTEREST RATE.
     ------------  ----------------------

     If Maker has not repaid the Debt by the Maturity Date, the Debt shall thereafter bear interest at the annual rate of 4% over the Loan Rate ("the Default Interest Rate"), as the same may fluctuate from time to time, until the Debt and the collection expenses of the Holder shall have been paid in full. The Default Interest Rate may not exceed the maximum legal rate, and it may be reduced from the rate stated herein only to the extent necessary to allow for the maximum lawful rate if it is excessive.

                           ARTICLE 3. GENERAL PROVISIONS
                           -----------------------------

     SECTION 3.1.  GOVERNING LAW.
     ------------  --------------

     This instrument shall be governed and construed in accordance with the laws of the State of Massachusetts. Maker consents to the jurisdiction of the Massachusetts courts.

     SECTION 3.2.  EXPENSES OF COLLECTION.
     ------------  -----------------------

     If payment is not made when due and Holder brings legal proceedings to collect the payment, Maker shall be required to reimburse Holder for the reasonable fees and disbursements of the collection, including those of attorneys engaged with respect to the collection, in addition to interest at the Default Interest Rate following the Maturity Date.

     SECTION 3.3.  WAIVERS.
     ------------  --------

     Presentment for payment, notice of dishonor, protest and notice of protest, and all defenses are hereby waived. Maker and Holder waive their rights to jury trial with respect to this Note. Any delay on the part of the Holder hereof in exercising any right hereunder or under any mortgage or security agreement which may secure this Note shall not operate as a waiver. The rights and remedies of the holder hereof shall be cumulative and not in the alternative, and shall include all rights and remedies granted therein, in any document referred to herein, and under all applicable laws. The provisions of this Note shall inure to the benefit of Holder, its successors and assigns.

     SECTION 3.4.  LIEN AND SETOFF.
     ------------  ----------------

     Following a default hereunder, Maker hereby grants Holder a lien and right of setoff for all liabilities arising hereunder upon and against all deposits, credits and property now or hereafter in the possession or control of Holder or in transit to it, and Maker hereby agrees further to grant a lien and security interest to Holder to any and all real or personal property in Maker's possession. Upon default, Maker shall also cooperate in the execution and filing of any necessary instruments to perfect Holder's security interests in any real or personal property of Maker. Holder may, at any time after default, without notice and without first resorting to any collateral which may now or hereafter secure this Note, apply all or any part of deposits, credit and property in its possession to any of Maker's liabilities and obligations hereunder.

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     Date and agreed to, in duplicate original copies, as of this 26th day of
August, 1999.


Witness:                               MAKER:

/s/ Ruth D. Service                    /s/ Aaron D. Spencer
--------------------------------       -----------------------------------
Print Name: Ruth D. Service            Aaron D. Spencer


Witness:                               UNO RESTAURANTS, INC.

/s/ Jeffrey A. Barron                  By: /s/ Robert M. Vincent
--------------------------------       ------------------------------------
Print Name: Jeffrey A. Barron          Robert M. Vincent, Sr. Vice President








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